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                                                                    EXHIBIT 21.1



                SUBSIDIARIES OF FIRST INTERSTATE BANCSYSTEM, INC.

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                                              State of Incorporation or
    Subsidiary                              Jurisdiction of Organization                Business Name
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
First Interstate Bank                                  Montana                      First Interstate Bank

Commerce Financial, Inc.                               Montana                      Commerce Financial, Inc.

FIB Capital Trust                                     Delaware                      FIB Capital Trust

i_Tech Corporation                                     Montana                      i_Tech Corporation

FIB, LLC                                               Montana                      FIB, LLC

FI Reinsurance, Ltd.                          Nevis Island, West Indies             FI Reinsurance, Ltd.

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